Exhibit 1.1
UNDERWRITING AGREEMENT
NATIONAL GRID plc
Debt Securities
Underwriting Agreement Standard Provisions
     From time to time, National Grid plc, a public limited company incorporated under the laws of England and Wales (the “Company”), may enter into one or more underwriting agreements in the form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an “Underwriting Agreement”) that provide for the sale of the securities designated in such Underwriting Agreement (the “Securities”) to the several Underwriters named therein (the “Underwriters”), for whom the Underwriter(s) named therein shall act as representative (the “Representative”). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this “Agreement”. The Securities will be issued pursuant to an Indenture [to be] dated as of                     , 2006 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”).
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3 (File No. ___), including a prospectus (the “Basic Prospectus”), relating to the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary

Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.
     At or prior to the time when sales of the Securities will be first made (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”) which information will be identified in Schedule 3 to the Underwriting Agreement for such offering of Securities.
     2. Purchase of the Securities by the Underwriters.
     (a) The Company agrees to issue and sell the Securities to the several Underwriters named in the Underwriting Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.
     (b) Payment for and delivery of the Securities will be made at the time and place set forth in the Underwriting Agreement. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     (c) The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
     (a) Registration Statement and Prospectus. The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale and at the Closing Date did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule 3 to the Underwriting Agreement and other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.
     (d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with applicable international financial reporting standards as adopted by the European Union (“IFRS-EU”) applied throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby.
     (f) No Material Adverse Change. There has not occurred any material adverse change in the financial position or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Information and the Prospectus.
     (g) Organization and Valid Existence. The Company is duly organized and validly existing under the laws of England and Wales.
     (h) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (i) The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
     (j) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (l) No Violation or Default. The Company is not in violation of its memorandum and articles of association. Neither the Company nor any of its principal subsidiaries is (i) in default and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its principal subsidiaries is a party or by which the Company or any of its principal subsidiaries is bound or to which any of the property or assets of the Company or any of its principal subsidiaries is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any United States or United Kingdom court or arbitrator or governmental or regulatory authority in the United States or the United Kingdom, except, in the case of clauses (i) and (ii) above, for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the financial position or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”).

     (m) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its principal subsidiaries is a party or by which the Company or any of its principal subsidiaries is bound or to which any of the property or assets of the Company or any of its principal subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum and articles of association of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority in the United States or the United Kingdom, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (n) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority in the United States or the United Kingdom is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Securities Act and the Trust Indenture Act and (ii) as may be required under applicable United States state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (o) Legal Proceedings. Except as described or provided for in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened in writing.
     (p) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
     (q) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act,

in each case at the times specified in the Securities Act in connection with the offering of the Securities.
     (r) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification or non-renewal would not have a Material Adverse Effect.
     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
     (a) Filings with the Commission. The Company will (i) pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act prior to the Closing Date (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.
     (b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration

Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects unless, in the case of a filing, the Company is required by law to make such filing.
     (d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (g) Restriction on Issuances. During the period from the date hereof through and including the Closing Date or such later date as is specified in the Underwriting Agreement, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of, in the United States, any U.S. dollar-denominated debt securities issued or guaranteed by the Company and having a tenor of more than one year.
     (h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.
     (i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization in violation of applicable laws or manipulation of the price of the Securities; provided, that no representation or warranty is made with respect to the Underwriters.
     (j) Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

     (k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter, severally and not jointly, hereby represents and agrees that:
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 to the Underwriting Agreement or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus.”).
     (b) Other than in the United States, no action has been or will be taken by the Company in any jurisdiction that would permit a public offering of the Securities or possession or distribution of any Issuer Free Writing Prospectus, any Underwriter Free Writing Prospectus, the Time of Sale Information or the Prospectus or any amendment or supplement thereto or any other offering material relating to the Securities in any country or jurisdiction where action for that purpose is required. Each Underwriter agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Issuer Free Writing Prospectus any Underwriter Free Writing Prospectus, the Time of Sale Information or the Prospectus or any amendments or supplements thereto or any such other material.
     (c) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.
     (d) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.
     (e) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

     (f) Offer to Public. It has not offered or sold and will not offer or sell prior to the expiry of the period of six months from the Closing Date any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended.
     (g) Financial Promotion. It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of Great Britain) received by it in connection with the issue or sale of such Securities or any investments representing the Securities (including without limitation the Registration Statement registering the Securities, the Time of Sale Information and the Prospectus) in circumstances in which section 21(1) of the FSMA does not apply to the Company.
     (h) General Compliance. It has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.
     (i) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Member State, it has not made and will not make an offer of Securities to the public in that Member State, except that it may, with effect from and including such date, make an offer of Securities to the public in that Member State:
(i) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(ii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
(iii) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Member State.
     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of the Underwriting Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of the Underwriting Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its senior representatives made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Downgrade. If set forth in the Underwriting Agreement that incorporates by reference these Standard Provisions that provide for the sale of these Securities, subsequent to the execution and delivery of such Agreement, (i) no downgrading shall have occurred in the long-term credit rating accorded the Securities or any other senior debt securities of or guaranteed by the Company by Moody’s Investor Services or Standard & Poor’s and (ii) no such organization shall have publicly announced that it has under surveillance or review such rating of the Securities or any other senior debt securities of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representative (after consultations with the Company among senior representatives) makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (e) Senior Representative’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive director, treasurer or controller of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such senior representative has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such senior representative, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. If set forth in the Underwriting Agreement that incorporates by reference these Standard Provisions that provide for the sale of these Securities, on the date of such Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information (as applicable) and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than five business days prior to the Closing Date, unless otherwise agreed.
     (g) Opinion of Counsel for the Company. If set forth in the Underwriting Agreement that incorporates by reference these Standard Provisions that provide for the sale of these Securities, internal counsel of the Company shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B-1 hereto. LeBoeuf, Lamb, Greene & MacRae LLP, special New York counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and negative assurance letter, both dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B-2 and Annex B-3, respectively, hereto. LeBoeuf, Lamb, Greene & MacRae, London, England, special United Kingdom counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B-4 hereto.
     (h) Opinion of Counsel for the Underwriters. If set forth in the Underwriting Agreement that incorporates by reference these Standard Provisions that provide for the sale of these Securities, the Representative shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any U.S. federal, state or United Kingdom court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.
     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its senior representatives who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the information identified in the Underwriting Agreement as being provided by the Underwriters.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its senior representatives who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Termination. This Agreement may be terminated in the discretion of the Representative, with respect to clauses (i), (ii) and (iii), by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the London Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities or authorities in the United Kingdom; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, involving the United States or the United Kingdom, that, in the reasonable judgment of the Representative (after consultations with the Company among senior representatives), is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     9. Defaulting Underwriter.
     (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     10. Payment of Expenses.
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate; (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

     (b) If (i) this Agreement is terminated pursuant to Section 8 (other than clause (v) of Section 8 if the Company and the Underwriters subsequently enter into another agreement for the Underwriters to underwrite the same or substantially similar securities of the Company), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, senior representatives and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or London; (c) the term “subsidiaries” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “principal subsidiaries” means National Grid Electricity Transmission plc, National Grid Gas plc and National Grid USA.
     14. Consent to Jurisdiction.
     (a) The Company irrevocably consents and agrees, for the benefit of the Underwriters, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

     (b) The Company hereby irrevocably designates, appoints, and empowers CT Corporation System with offices at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any such United States or State court which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 14 satisfactory to the Representatives. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, first class, postage prepaid, to each of them at their respective addresses specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of any Underwriter to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in any jurisdictions, and in any manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts or the courts of the State of New York located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     15. Miscellaneous.
     (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at the address set forth in the Underwriting Agreement. Notices to the Company shall be given to it at National Grid plc, 1-3 Strand, London, WC2N 5EH England, (fax: +44 20 7004 3342); Attention: Malcolm

Cooper, Director of Tax and Treasury, or if different, to the address set forth in the Underwriting Agreement.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Annex A
[Form of Underwriting Agreement]
Underwriting Agreement
                    , 200__
[Name(s) of Representative(s)]
  As Representative(s) of the
  several Underwriters listed
  in Schedule 1 hereto
c/o [Name(s) and Address(es) of Representative(s)]
Ladies and Gentlemen:
     National Grid plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $                                         principal amount of its                     % [Senior] Notes due 20___having the terms set forth in Schedule 2 hereto (the “Securities”). The Securities will be issued pursuant to an Indenture [to be] dated as of                                         , 200___ (the “Indenture”) between the Company and                                         , as trustee (the “Trustee”).
     The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to                     % of the principal amount thereof plus accrued interest, if any, from                                         , 200___ to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale, [including certain information provided by the underwriters orally to purchasers]. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell at 10:00 A.M., New York City time, on                                         , 200___, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.
     Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
     The Company and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus or any Time of Sale Information [and any Preliminary Prospectus] consists of the following: [insert references to appropriate paragraphs] [and the following information in the Issuer Free Writing Prospectus dated                     , 20___; [insert description of information provided by Underwriters]].
     The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations in the Debt Securities Underwriting Agreement Standard Provisions [choose one as applicable for transaction: including/excluding] Sections 6 (c), (f), (g) and (h) thereof.
     [Consider definition of “principal subsidiary” based on current circumstances]
     Unless otherwise indicated, all provisions contained in the document entitled National Grid plc Debt Securities Underwriting Agreement Standard Provisions are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.
     This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

National Grid plc

By
Title:
Accepted:                     , 200__
[NAME(S) OF REPRESENTATIVE(S)]
For [itself] [themselves] and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By
Authorized Signatory

Schedule 1

Underwriter	Principal Amount
$

Total	$

Schedule 2
Representative(s) and Address(es) for Notices:
Certain Terms of the Securities:
     Title of Securities:                     % [Senior] Notes due 20___
     Aggregate Principal Amount of Securities: $
     Maturity Date:                     , 20___
     Interest Rate: ___%
     Interest Payment Dates:                      and                     , commencing                      ,
                                            200_
     Record Dates:                      and
     Redemption Provisions:
     [Other Provisions:]

Schedule 3
a. Time of Sale Information
[list each Issuer Free Writing Prospectus to be included in the Time of Sale Information]

Schedule 4
National Grid plc
Pricing Term Sheet

Issuer:
Size:	$
Maturity:	___, 20___
Coupon:	%
Price:	% of face amount
Yield to maturity:	%
[Spread to Benchmark Treasury:	%]
[Benchmark Treasury:]	]
[Benchmark Treasury [Price] and Yield:	%]
Interest Payment Dates:	and , commencing , 2006
Redemption Provisions:
[First call date:	]
[Make-whole call	[At any time][Before the first call date] at a discount rate of Treasury plus ___ basis points]
Redemption prices:	Commencing : ___%
Commencing : ___%
Commencing : 100%
[Redemption with proceeds of equity offering	Prior to , up to 35% may be redeemed at ___%]
Settlement:	T+_; ___, 200_
[CUSIP:	]
[Ratings:	]
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx] [or emailing [     ] at [. ]]

Annex B-1
Form of Opinion of Internal Counsel of National Grid plc
(1) The Company has corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to have such power or authority would not, individually or in the aggregate, affect the validity and binding nature of the securities or have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(2) To the knowledge of such counsel, except as described in the Registration Statement, the Time of Sale Information and the Prospectus (including, in each case, documents incorporated by reference therein), there are no legal, governmental or regulatory actions, suits or proceedings in the United Kingdom pending to which the Company or any of its principal subsidiaries in the United Kingdom is a party or to which any property in the United Kingdom of the Company or any of such principal subsidiaries is subject which, individually or in the aggregate, if determined adversely to the Company or any of such principal subsidiaries, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no such actions, suits or proceedings are threatened in writing.

Annex B-2
Form of Negative Assurance Letter of Le Boeuf, Lamb, Greene & MacRae, LLP
     In the course of the preparation by the Company of the Prospectus, we have participated in conferences with certain officers and employees of the Company, with representatives of PricewaterhouseCoopers LLP, public accountants for the Company, and with representatives of and counsel for the Underwriters, at which conferences the contents of the Registration Statement, Preliminary Prospectus and the Prospectus and related matters were discussed and at which we reviewed certain corporate records, documents and proceedings. Although we have not undertaken to determine independently, do not express an opinion as to, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, except to the limited extent stated expressly in paragraphs 5 and 6 of our opinion to you in a separate letter dated the date hereof, we advise you that based on our examination of the Registration Statement, the Preliminary Prospectus and the Prospectus and upon the above-described procedures, nothing has come to our attention that has caused us to believe that: (i) the Registration Statement, at the Effective Time (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the Effective Time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Preliminary Prospectus, together with the final term sheets dated [           ] relating to the Securities filed pursuant to Rule 433 under the Securities Act, as of [     ] p.m. New York City time on [          ] (the “Disclosure Package”), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, contained, or, on the date hereof, contains an untrue statement of a material fact or omitted, or, on the date hereof, omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no view in any of clauses (i), (ii) or (ii) above with respect to the financial statements and the notes thereto and related statements, supporting schedules and other financial, accounting and related statistical information included, referred to or incorporated by reference therein or omitted therefrom or the statement of eligibility of the Trustee on Form T-1. In addition, we express no belief as to the conveyance for the purpose of Rule 159 under the Securities Act of the Disclosure Package or the information contained therein to investors.

ANNEX B-3
Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP
     In our examination, we have assumed, without inquiry, that (i) the Company has been duly organized and is validly existing under the laws of England and Wales and has full power, capacity and authority to make and perform its obligations under the Transaction Documents, (ii) each of the Transaction Documents has been duly authorized, executed and delivered by the Company under the laws of England and Wales, (iii) each of the parties to the Transaction Documents had the power and authority to execute, deliver and perform all of its obligations under the Transaction Documents, (iv) each such party has duly authorized each of the Transaction Documents by all requisite action and has duly executed and delivered each of the Transaction Documents, (v) each of the Transaction Documents represents the valid, binding and enforceable obligation of each party thereto other than the Company, (vi) all natural persons have the requisite legal capacity, (vii) all signatures on all documents examined by us are genuine, (viii) all documents submitted to us as originals are authentic, (ix) all documents submitted to us as copies conform to the originals thereof and (x) the originals of such latter documents are authentic. As to any facts material to our opinions, we have, when the relevant facts were not independently established, relied upon the aforesaid agreements (including the Transaction Documents), instruments, certificates, documents and records and upon statements, representations, covenants and certificates of officers and representatives of the Company and its subsidiaries and of public officials. Any use of an expression such as “known to us” or “to our knowledge” refers to the actual knowledge of attorneys of this firm who have devoted substantive attention to the offering, without further investigation.
     We have assumed the conformity of the documents filed with the SEC via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies delivered to the Company and submitted for our examination.
     Based upon and subject to the foregoing, and subject to the further qualifications, assumptions and limitations set forth below, we are of the opinion that:
(1) To the extent that execution and delivery are matters of the law of the State of New York, the Transaction Documents have been duly executed and delivered by the Company.
(2) The Indenture has been duly qualified under the U.S. Trust Indenture Act of 1939 and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law); and, assuming the due authorization of the Securities, the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

(3) Neither the execution, delivery and performance by the Company of the Underwriting Agreement, nor the compliance by the Company with all of the provisions thereof, nor the issuance and sale of the Securities and compliance by the Company with the terms thereof and consummation of the transactions by the Company contemplated thereby, will breach or violate any of the terms or provisions of, or constitute a default under, any agreement of the Company governed by U.S. law and set forth on Schedule I hereto, any United States federal or New York state law, rule or regulation (other than any state securities Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters, as to which we express no opinion) or any order known to us of any United States federal or New York state governmental agency having jurisdiction over the Company.
(4) No consent, approval, authorization or order of or qualification with any United States or New York State governmental body or agency that in our experience is normally applicable to general business corporations or to non-U.S. incorporated public utility holding companies in relation to transactions of the type contemplated by the Transaction Documents is required to be made or obtained by the Company for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except the registration under the Securities Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications (i) as have been obtained and (ii) as may be required under state securities or Blue Sky laws or in connection with the purchase and distribution of the Securities by the Underwriters (as to which we express no opinion).
(5) The statements relating to legal documents included in the Prospectus under the caption “Description of the Notes”, insofar as such statements purport to summarize provisions of the Indenture and the Securities, fairly summarize such provisions in all material respects such legal documents.
(6) The statements set forth in the Prospectus under the caption “Material Tax Considerations—U.S. Taxation”, insofar as such statements purport to summarize certain provisions of the federal income tax laws of the United States, fairly summarize such provisions in all material respects.
(7) The Company is not and, after giving effect to the offering pursuant to the terms of the Underwriting Agreement and application of the net proceeds from the offering as described in the Prospectus under the caption “Use of Proceeds”, will not be, required to register as an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.
(8) Based on our general review of the Registration Statement and the Prospectus and our discussions with certain officers and employees of the Company, representatives of PricewaterhouseCoopers LLP, public accountants for the Company, and with representatives of and counsel for the Underwriters regarding the information furnished, but without independent check or verification, each of the Registration Statement and the Prospectus (in each case except for the financial statements and the notes thereto and related statements, supporting schedules and other financial, accounting and related statistical information included, referred to or incorporated by reference therein, or omitted therefrom, as to which we express no opinion), appears on its face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.
(9) To our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending by the Commission under the Securities Act.

2

     In expressing the opinion in numbered paragraph 3 above, we do not express any opinion as to whether or not the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.
     In expressing the opinion with respect to “Material Tax Considerations—U.S. Taxation” set forth in numbered paragraph 6 above, we have relied upon the applicable provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial decisions, rulings of the U.S. Internal Revenue Service and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that such Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, perhaps with retroactive effect. A material change in any of the laws, regulations, decisions, interpretations or authorities upon which our opinion is based could affect such opinion.
     In expressing the opinion in numbered paragraph 8, we necessarily assume the correctness and completeness of the statements made by the Company in the Registration Statement and the Prospectus and assume no responsibility therefor, except to the limited extent set forth in numbered paragraphs 5 and 6.
     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.
     The opinion of LeBoeuf, Lamb, Greene & MacRae LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

3

ANNEX B-4
Form of Opinion of LeBoeuf, Lamb, Greene & MacRae
[To include customary assumptions and qualifications]
(1)	The Company has been duly incorporated and is an existing corporation under the laws of England and Wales.
(2)	The Indenture has been duly authorized, executed and delivered (to the extent of matters of English law) by the Company.
(3)	The Securities have been duly authorized, executed and delivered (to the extent of matters of English law) by the Company.
(4)	This Agreement has been duly authorized, executed and delivered (to the extent of matters of English law) by the Company.
(5)	The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents are not prohibited by the provisions of the Memorandum of Association and Articles of Association of the Company.
(6)	The statements set forth in the Prospectus under the caption “Material Tax Considerations—U.K. Taxation” and “—European Union Tax Reporting Withholding”, insofar as such statements purport to summarize certain provisions of the tax laws of the
United Kingdom or the European Union, fairly summarize such provisions in all material respects.
     In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.
     The opinion of LeBoeuf, Lamb, Greene & MacRae described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.